UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 3, 2006

Date of Report (Date of Earliest Event Reported)

WORLD MONITOR TRUST II – SERIES F

(Exact name of Registrant as Specified in its Charter)

Delaware	0-32689	13-4058320
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

900 King Street, Suite 100, Rye Brook, New York 10573

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (914) 307-7000

51 Weaver Street, Building One South, 2nd Floor, Greenwich, Connecticut 06831

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

Effective January 1, 2006 (the “Effective Date”), Preferred Investment Solutions Corp., a Connecticut corporation (“Preferred-CT”) merged into Preferred Investment Solutions Corp., a Delaware corporation (“Preferred-DE”) in a tax-free reorganization pursuant to Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended. Preferred-CT was the sole managing owner of the Registrant. The merger was effectuated pursuant to a Plan and Agreement of Merger between Preferred-CT and Preferred-DE dated as of January 1, 2006 (the “Plan of Merger”). The Boards of Directors and shareholders of Preferred-CT and Preferred-DE unanimously approved the Plan of Merger.

Preferred-DE survived the merger contemplated by the Plan of Merger and, among other things, became the successor managing owner of the Registrant. Pursuant to the Registrant’s Declaration of Trust and Trust Agreement, the Managing Owner manages the Registrant. The Managing Owner holds the Registrant’s general interests. (The general interests are not a class of equity of the Registrant that is registered under the Securities Exchange Act of 1934.) The separate corporate existence of Preferred-CT ceased upon the Effective Date.

Item 8.01 Other Events.

Preferred-DE’s principal place of business is 900 King Street, Suite 100, Rye Brook, New York 10573, Telephone Number 914-307-7000, Facsimile Number 914-307-4044.

In addition, effective January 1, 2006, the principal place of business of Registrant changed to 900 King Street, Suite 100, Rye Brook, New York 10573, Telephone Number 914-307-7000, Facsimile Number 914-307-4044.

Item 9.01 Financial Statements and Exhibits.

2.1	Plan and Agreement of Merger of Preferred Investment Solutions Corp. (a Connecticut corporation) and Preferred Investment Solutions Corp. (a Delaware corporation)

3.1	Certificate of Incorporation of Preferred Investment Solutions Corp. (a Delaware corporation).

3.2	By-Laws of Preferred Investment Solutions Corp. (a Delaware corporation).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant in the capacities indicated on January 3, 2006.

WORLD MONITOR TRUST II – SERIES F
(Registrant)

	By:	Preferred Investment Solutions Corp. its Managing Owner

Date: January 3, 2006	By:	/s/ Maureen D. Howley
	Name:	Maureen D. Howley
	Title:	Senior Vice President and
Chief Financial Officer